     As filed with the Securities and Exchange Commission on April 27, 1999

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

                        FEDERATED DEPARTMENT STORES, INC.

                              151 WEST 34TH STREET
                            NEW YORK, NEW YORK 10001
                                 (212) 494-1601

                                      -and-

        DELAWARE               7 WEST SEVENTH STREET           13-3324058
(State of incorporation)     CINCINNATI, OHIO  45202        (I.R.S. Employer
                                 (513) 579-7000           Identification Number)

   THE NONQUALIFIED STOCK OPTION AGREEMENTS, EACH DATED AS OF MARCH 19, 1999,
              BETWEEN FEDERATED DEPARTMENT STORES, INC. AND EACH OF
          TERRY HUGHES, WILLIAM J. LANSING, JEFF LEWIS, RACHEL O'BRIEN,
                       MICHAEL P. SHERMAN AND RICHARD TATE


             RESTRICTED STOCK AGREEMENT, DATED AS OF MARCH 19, 1999,
                  BETWEEN FEDERATED DEPARTMENT STORES, INC. AND
                               WILLIAM J. LANSING

          COPIES OF NOTICES AND OTHER COMMUNICATIONS SHOULD BE SENT TO:

                   DENNIS J. BRODERICK, ESQ.                          MARK E. BETZEN, ESQ.
   SENIOR VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY             JONES, DAY, REAVIS & POGUE
               FEDERATED DEPARTMENT STORES, INC.                    2300 TRAMMELL CROW CENTER
                    7 WEST SEVENTH STREET                               2001 ROSS AVENUE
                   CINCINNATI, OHIO  45202                            DALLAS, TEXAS  75201
                         (513) 579-7000                                   (214) 220-3939


                                  ------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
Title of
Securities to                                        Amount to be    Offering Price          Aggregate            Amount of
be Registered                                       Registered(2)     per Share(3)       Offering Price(3)   Registration Fee(4)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share(1).......      400,864          $20.34             $8,151,762.34          $2,266.19
=================================================================================================================================


   (1) Includes rights to purchase Series A Junior Participating Preferred Stock. Prior to the occurrence of certain events, such rights will not be evidenced separately from the common stock.

   (2) Represents 316,202 shares issuable upon exercise of stock options granted pursuant to the Nonqualified Stock Option Agreements referred to above and 84,662 restricted shares granted pursuant to the Restricted Stock Agreement referred to above. Pursuant to Rule 416, there are registered hereunder such indeterminate number of additional shares as may become issuable (a) upon the exercise of the options as a result of the antidilution provisions contained in the Nonqualified Stock Option Agreements or (b) with respect to the restricted shares upon a stock split, stock dividend, or similar transaction.

   (3) The aggregate offering price represents the sum of (a) the aggregate price payable upon the exercise of the options and (b) the product of the average of the high and low sale prices of a share of Federated common stock on the Composite Tape of The New York Stock Exchange on April 23, 1999 and the number of restricted shares offered hereby. The offering price per share represents the quotient obtained by dividing the aggregate offering price by the number of shares registered hereby.

   (4) Computed in accordance with paragraphs (c) and (h) of Rule 457.

================================================================================

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The documents specified below, which have been or are to be filed by Federated Department Stores, Inc. with the Securities and Exchange Commission, are incorporated by reference into this registration statement. The information contained in those documents is considered to be part of this registration statement, except that the information contained in later-dated documents will supplement, modify, or supersede, as applicable, the information contained in earlier-dated documents.

        Federated incorporates by reference into this registration statement the documents listed below and all documents filed by Federated with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered by this registration statement have been sold or that deregisters all such securities then remaining unsold:

        o Federated's annual report on Form 10-K for the fiscal year ended January 30, 1999;

        o      Federated's current report on Form 8-K dated March 18, 1999; and

        o The description of Federated's common stock contained in a registration statement on Form 8-A (Commission File No. 1-13536) filed with the Commission on December 12, 1994 pursuant to
               Section 12(b) of the Exchange Act.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Federated's certificate of incorporation provides, as do the charters of many other publicly held companies, that the personal liability of directors of Federated to Federated is eliminated to the maximum extent permitted by Delaware law. Federated's certificate of incorporation and by-laws provide for the indemnification of the directors, officers, employees, and agents of Federated and its subsidiaries to the full extent permitted by Delaware law from time to time and, in the case of the by-laws, for various procedures relating thereto. Certain provisions of Federated's certificate of incorporation protect Federated's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care. Federated's certificate of incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, Federated's directors remain liable for breaches of their duty of loyalty to Federated and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Federated's certificate of incorporation also does not absolve directors of liability under Section 174 of the General Corporation Law of the State of Delaware, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

         Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of conduct is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

         Federated's certificate of incorporation provides, among other things, that each person who was or is made a party to, or is threatened to be made a party to, or is involved in, any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of Federated (or was serving at the request of Federated as a director, officer, employee, or agent for another entity), will be indemnified and held harmless by Federated to the full extent authorized by Delaware law against all expense, liability, or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred thereby will be deemed to be contract rights and will include the right to be paid by Federated for the expenses incurred in defending the proceedings specified above in advance of their final disposition.

         Federated's by-laws provide for, among other things, (1) the indemnification by Federated of its directors and officers to the extent described above, (2) the advancement of attorneys' fees and other expenses, and
(3) the establishment, upon approval by the board of directors, of trusts or other funding mechanisms to fund Federated's indemnification obligations.

         As authorized by its certificate of incorporation, Federated has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (1) the indemnification by Federated of the indemnitees thereunder to the extent described above, (2) the advancement of attorneys' fees and other expenses, and
(3) the establishment, upon approval by Federated's board of directors, of trusts or other funding mechanisms to fund Federated's indemnification obligations thereunder.

ITEM 8.  EXHIBITS

           4.1    --   Certificate of Incorporation of the Company (incorporated
                       by reference to Exhibit 3.1 to the Company's Annual
                       Report on Form 10-K for the fiscal year ended January 28, 1995 (the "1994 Form 10-K"))

           4.2    --   By-Laws of the Company (incorporated by reference to
                       Exhibit 3.2 to the 1994 Form 10-K)

           4.3    --   Rights Agreement between the Company and the Rights Agent
                       thereunder (incorporated by reference to Exhibit 4.3 to the 1994 Form 10-K)

           5.1    --   Opinion of Dennis J. Broderick

          23.1    --   Consent of KPMG LLP

          23.2    --   Consent of Dennis J. Broderick (included in Exhibit 5.1)

          24.1    --   Powers of Attorney

ITEM 9.  UNDERTAKINGS

         A.  Federated hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Federated hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Federated's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Federated pursuant to the foregoing provisions, or otherwise, Federated has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Federated of expenses incurred or paid by a director, officer, or controlling person of Federated in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Federated will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on April 27, 1999.

                                       FEDERATED DEPARTMENT STORES, INC.


                                       By: /s/ Dennis J. Broderick
                                          --------------------------------
                                           Dennis J. Broderick,
                                           Senior Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 27, 1999.


                          SIGNATURE                                   TITLE
                          ---------                                   -----
                              *                  Chairman of the Board and Chief Executive Officer
             ---------------------------------   (principal executive officer)
                     James M. Zimmerman

                              *                  President and Chief Merchandising Officer and
             ---------------------------------   Director
                      Terry J. Lundgren

                              *                  Vice Chairman and Director
             ---------------------------------
                       Ronald W. Tysoe

                              *                  Senior Vice President, Chief Financial Officer and
             ---------------------------------   Treasurer (principal financial officer)
                       Karen M. Hoguet

                              *                  Vice President and Controller (principal accounting
             ---------------------------------   officer)
                       Joel A. Belsky

                              *                  Director
             ---------------------------------
                       Meyer Feldberg

                              *                  Director
             ---------------------------------
                     Earl G. Graves, Sr.

                              *                  Director
             ---------------------------------
                       George V. Grune

                              *                  Director
             ---------------------------------
                        Sara Levinson

                              *                  Director
             ---------------------------------
                       Joseph Neubauer

                              *                  Director
             ---------------------------------
                      Joseph A. Pichler

                              *                  Director
             ---------------------------------
                   Karl M. von der Heyden

                                                 Director
             ---------------------------------
                     Craig E. Weatherup

                              *                  Director
             ---------------------------------
                    Marna C. Whittington

* The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Powers of Attorney executed by the above-named persons.


                                                /s/ Dennis J. Broderick
                                                -------------------------------
                                                Dennis J. Broderick,
                                                Attorney-in-Fact

                                INDEX TO EXHIBITS


                                                                                                           Sequentially
Exhibit                                                                                                      Numbered
No.             Exhibit                                                                                        Page
---             -------                                                                                    ------------
  4.1      --   Certificate of Incorporation of the Company (incorporated by reference to
                Exhibit 3.1 to the Company's Annual Report on Form 10-K for the
                fiscal year ended January 28, 1995 (the "1994 Form 10-K"))
  4.2      --   By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the
                1994 Form 10-K)
  4.3           -- Rights Agreement between the Company and the Rights Agent thereunder (incorporated by reference to Exhibit 4.3 to the 1994
                Form 10-K)
  5.1      --   Opinion of Dennis J. Broderick                                                                 E-1
 23.1      --   Consent of KPMG LLP                                                                            E-2
 23.2      --   Consent of Dennis J. Broderick (included in Exhibit 5.1)
 24.1      --   Powers of Attorney                                                                             E-3